UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2024 (May 24, 2024)

ISUN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37707	47-2150172
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

400 Avenue D, Suite 10, Williston, Vermont 05495

(Address of Principal Executive Offices) (Zip Code)

(802) 658-3378

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ISUN	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Clean Royalties, LLC Financing

On May 15, 2024, iSun, Inc., a Delaware corporation (the “Company”) and its wholly-owned subsidiaries and entities entered into a Senior Secured Promissory Note (the “Note”) and a Security Agreement (the “Security Agreement”) with Clean Royalties, LLC (“Clean Royalties”), an affiliate of Siltstone Capital, LLC, providing for a loan to the Company in the maximum amount of $1.0 million (the “Loan”).

On May 15, 2024, the Company, Clean Royalties, and the Company’s current senior lender, Decathlon Growth Credit, LLC (“Decathlon”) entered into a Letter Agreement (the “Letter Agreement”) in connection with the Loan. Under the Letter Agreement, the parties agreed that the Loan, in the amount of up to $1,000,000, will be secured by Clean Royalties’ first-priority security interest in the Collateral, as defined in the Security Agreement. Clean Royalties retains the option to provide debtor-in-possession (“DIP”) funding to the Company should the Company become a debtor-in-possession in a Chapter 11 bankruptcy proceeding seeking a sale under Section 363 of the Bankruptcy Code. The Loan, plus any approved DIP funding may not exceed $4,000,000 in total principal, and the amount of the Loan will be treated as if it was initially included in the DIP funding. The DIP funding will bear interest at the Secured Overnight Financing Rate, plus 18%, accrued monthly. The Company will reimburse up to $150,000 of Clean Royalties’ legal and professional fees and out-of-pocket expenses in connection with the Loan. The Letter Agreement further provides that Clean Royalties may submit a “stalking horse bid” to the applicable Bankruptcy Court in the amount of $10,000,000.

The Note requires payment in full of all principal and accrued interest on December 31, 2024. The principal amount of $500,000 was advanced to the Company on May 15, 2024, and an additional principal amount of $500,000 was advanced to the Company on May 24, 2024. Advances of principal under the Note are secured by all property of the Company and the Company’s wholly-owned subsidiaries and entities pursuant to the Security Agreement. The Security Agreement includes customary representations and warranties, covenants and events of default. Amounts outstanding and otherwise due under the Note may be accelerated for typical defaults including, but not limited to, the failure to make payments when due, or the failure to perform any covenant.

The foregoing summary of the Note, the Security Agreement, and the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Note, the Security Agreement, and the Letter Agreement copies of which are filed as Exhibits 10.1, 10.2, and 10.3, respectively, hereto and incorporated herein by reference.

The Company and its wholly-owned subsidiaries and entities have retained bankruptcy counsel and are conducting the necessary preliminary activities to prepare to file a Chapter 11 petition in the United States Bankruptcy Court for the District of Delaware if the Board of the Company approves the filing of a Chapter 11 petition.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01. Exhibits.

10.1	Senior Secured Promissory Note, dated May 15, 2024, by and between iSun, Inc. and Clean Royalties, LLC

10.2	Security Agreement, dated May 15, 2024, by and among iSun, Inc. and its Subsidiaries and Clean Royalties, LLC

10.3	Letter Agreement, dated May 15, 2024, by and among iSun, Inc., Clean Royalties, LLC and Decathlon Growth Credit, LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 31, 2024

iSun, Inc.

By:	/s/ Jeffrey Peck
Name:	Jeffrey Peck
Title:	Chief Executive Officer